SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                           FORM 8-A/A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

                       NORTHEAST UTILITIES
     (Exact name of registrant as specified in its charter)



      MASSACHUSETTS                            04-2147929
(State of incorporation or         (I.R.S. Employer Identification No.)
       organization)

175 Brush Hill Avenue,West Springfield, Massachusetts         01090
     (Address of principal executive offices)              (Zip Code)



Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to                   Name of each exchange on which
be so registered                         each class is to be registered


Common Share Purchase Rights             New York Stock Exchange



If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]


If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective
pursuant to General Instruction A.(d), check the following box.  [   ]


Securities to be registered pursuant to Section 12(g) of the Act:



                              None


                        (Title of Class)

Item 1.   Description of Securities to be Registered.

     On January 7, 2002, the Board of Trustees of Northeast Utilities the "Company") approved a second amendment to the Company's Shareholder Rights Agreement dated as of February 23, 1999, as amended by an Amendment to Rights Agreement dated as of October 12, 1999. Such amendment removed all references to Consolidated Edison, Inc. and its affiliates so that such companies would not be excluded from the definition of "Acquiring Person" under the agreement. The amendment also made other conforming changes to the agreement.

     A copy of the Rights Agreement and amendments thereto is filed herewith or incorporated by reference as an exhibit hereto and is hereby incorporated by reference.

Item 2.   Exhibits.

1. Form of Rights Agreement dated as of February 23, 1999 between Northeast Utilities and Northeast Utilities Service Company, which includes, as Exhibit A thereto, the form of Right Certificate
(incorporated by reference to Exhibit 1 to the Form 8-A dated and filed as of April 12, 1999 by Northeast Utilities).

2. Form of Amendment to Rights Agreement dated as of October 12, 1999 between Northeast Utilities and Northeast Utilities Service Company (incorporated by reference to Exhibit 10 to the Form 8-K filed as of October 19, 1999 by Northeast Utilities).

3. Form of Second Amendment to Rights Agreement dated as of January 8, 2002 between Northeast Utilities and Northeast Utilities Service Company.



                            SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                 NORTHEAST UTILITIES



                                 By: /s/ Gregory B. Butler
                                     Name:  Gregory B. Butler
                                     Title: Vice President,
                                     Secretary and General Counsel
                                 Date:  February 1, 2002